Exhibit 13.1


TOKEN SALE
PROMETHEUM
WHO WE ARE
Creating the world's first digital
ecosystem with *fully compliant*
ISSUANCE,
SETTLING,
& CLEARING
of tokenized securities.

WE ARE PROMETHEUM

Prometheus ushered in an age of technological advancement when he bequeathed fire to man. Similarly, Prometheum will usher in an age of technological advancement for financial services when it makes the Prometheum Network available to the financial services industry.

The Prometheum Network is a regulated and decentralized securities smart contract network designed to handle all ICO security token related activities.

TOKENIZED BLOCKCHAIN SECURITIES

REPRESENT THE FUTURE OF SECURITIES OWNERSHIP

We are creating an ATS for primary issuance and secondary trading along with all necessary clearing and settling infrastructures in order to become the securities ecosystem for the issuance, transaction and processing of blockchain token securities (ICOs).

MODERNIZING FINANCIAL SERVICES

An ecosystem designed to serve as the decentralized smart securities infrastructure where all blockchain securities processes will occur.

DECENTRALIZED BROKERAGE INFRASTRUCTURE

Prometheum leverages blockchain technology to disintermediate financial services. All securities processes are validated through a distributed ledger that is controlled by participants in the ecosystem.

INCREASED SECURITY FOR SECURITIES

Incorporating the benefits of existing, proven blockchain technologies into the securities landscape while bringing the benefits of regulatory compliance to the ICO universe.

REGULATED ICOS MADE EASY AND AFFORDABLE

Invest in ICOs using fiat or cryptocurrencies. Compliantly trade cryptocurrencies and tokenized securities. Alleviate the risk associated with investing in unregulated ICOs.

PREPARING ICO'S FOR THE FUTURE



The Securities and Exchange Commission recently released its DAO report which is generally understood to advise the public that Initial Coin Offerings offered with the expectation of profits from the efforts of others are securities, and the offer and sale of such ICO tokens without compliance with the Federal Securities Laws is illegal.

We are making it possible for a regulated tokenized securities market to continue flourishing under the auspices of regulatory bodies.

CONTINUING THE EXCHANGE OF VIRTUAL CURRENCIES

Virtual currency exchanges are currently the primary means of token exchange and trade. Virtual currency exchanges are not registered ATS/BDs and as such will be forced to withdraw services eliminating the current means of exchange for ICOs.

Prometheum will hold all necessary licenses for compliant issuance, trade, transaction and exchange of virtual currencies and tokenized securities.





PLANNED WITH DAPPS IN MIND

Prometheum will allow for and promote the development of decentralized applications that can provide additional securities services to members of the network.

TOKENIZED SECURITIES



Ember, Prometheum's native token, will provide the fuel necessary to make the network function. Embers will also be the backbone for tokenized securities issued through the platform fostering a healthy secondary market for tokenized securities issued on the Prometheum Network.

This will create unique investment opportunities for all individual and organizational members of the Prometheum community.

THIRD-PARTY DEVELOPERS/BUSINESSES

Third-party developers can create decentralized applications that take advantage of the Prometheum platform. Our hope that this will help spur further modernization of legacy systems in the financial service industry.

FINANCIAL SERVICE PROVIDERS

Investment Banks and Broker Dealers can offer new tokenized securities investment opportunities to clients in a regulated ICO ecosystem.

MEMBERS

Any registered member who passes AML/World-Check on the Prometheum platform will have the opportunity to participate in regulated ICOs, trade token securities, purchase token securities with fiat currency or cryptocurrencies and exchange cryptocurrencies

TOKEN PURCHASERS

The Ember token is the native currency of the Prometheum network. Participants in the sale of Ember can retain their Ember tokens for the value they will hold in this necessary and valuable platform.

Structural Outline


PROMETHEUM
FOUNDATION
BD/ATS
DECENTRALIZED SECURITIES SMART CONTRACT NETWORK
ACCOUNT CREATION
ISSUANCE
DISTRIBUTION
SECONDARY MARKET
CLEARING & SETTLING
(Info, Data, other ICOs, Smart Contracts, 3rd Party Service Providers, and 3rd Party BDs)
3RD PARTY DAPPS (Write data to blockchain)
DECENTRALIZED BLOCKCHAIN (Powered by POW or some alt. consensus algorithm)
MINERS/VALIDATORS Incentivized with token rewads and transactions fees

Sales of Ember Token securities (the ICO) will fund initial development of the network. Ember Tokens are the fuel for the entire Prometheum Network and are the token on which other ICOs will be issued (e.g. ERC-20).

The yet to be formed Prometheum Foundation will own the licensed BD and ATS allowing for compliant purchasing, trading and processing of tokenized securities on the decentralized securities smart contract network. The Foundation will be responsible for the ongoing development of software that will allow qualifying broker dealers participation in the Prometheum Network via its ATS broker-dealer and will be able to offer primary ICO issuances to their respective clients.

Service providers and decentralized applications (DApps) can develop additional securities services that operate off of Prometheum's blockchain network. All traditional brokerage processes are open to anyone who wants to engage in use of the network.

Ember Token Value Proposition

Token value increases with network utility and coin utility


USERS
EMBER TOKEN VALUE GROWTH
TOKEN UTILITIES
NETWORK ACTIVITIES

**As the only regulated blockchain securities ecosystem, we expect fast user adoption and network activity growth.

The issuance of Issuer Tokens on the Prometheum Network is intended to attract broker-dealers and their customers which is intended to increase the size of Prometheum's ecosystem. This in turn further increases the value of our underlying network and its Ember Tokens.

Miners/validators are incentivized to join our network as more issuances and trades are processed/written to our blockchain. Compensation for mining activity will occur through both token rewards and transaction fee participation associated with trade/transaction validation.

Secondary market trading of Ember-based ICO Tokens and the introduction of third party service providers (broker dealers, investment banks, DAPPs, etc.) will significantly increase network activity on our underlying blockchain also increasing the value of our Ember Token's as a network utility.

Prometheum Economics



In order to maintain the stability of the value of the Ember token, the Prometheum Foundation will issue new tokens on a constant linear rate while utilizing throttling mechanisms to maintain the rate of block mining. By targeting a fixed issuance rate, the foundation can minimize value loss due to token oversupply. Constant linear rate issuance is supply disinflationary as the rate of overall growth diminishes annually converging on zero growth. Based on our projections, we may issue as many 200,000,000 Ember Tokens in our Genesis block. If the foundation applies a 26% constant growth policy (based on the Genesis block), up to an additional 52,000,000 new tokens will be issued annually in perpetuity. As the monetary base grows, the rate of its growth with diminish with an asymptotic relationship to zero growth.

Issuance policy will create a maximum annual issuance target and block mining will determine the actual number of additional tokens injected into the supply base. The two primary drivers behind the rate of mining are a) the difficulty of mining / token discovery and b) the reward for block mining. The Prometheum Foundation will increase or decrease block discovery difficulty and adjust mining reward halving targets.

TIMELINE


(12+ months planned for development of Prometheum ecosystem)
OCT 2017
Reg A public filing and indication of interest page launch
NOV 2017
Reg D institutional offering opens
Token Price* (for Reg D investors)
MAR/APR 2018
Reg A qualification opens and Reg D offering closes
Token Price* (for Reg A investors)
JUNE 2018
Reg A offering closes
JAN 2019
S1 offering opens
Token Price* (for S1 investors)
JULY 2019
S1 closes, genesis block issuance, and Prometheum ecosystem launch

*Token prices differ depending on offering
**All timeframes are estimates and subject to change

Interested in this Token Sale?

Submit your level of interest by submitting an Indication of Interest

Submit Indication of Interest

WE ARE PROMETHEUM

Prometheus ushered in an age of technological advancement when he bequeathed fire to man. Similarly, Prometheum will usher in an age of technological advancement for financial services when it makes the Prometheum Network available to the financial services industry.



MARTIN KAPLAN

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MARK MALEK

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JERRY SCHNEIDER, CPA

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AARON KAPLAN

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SEBASTIAN KAROLKIEWICZ

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Indication of Interest

FIRST NAME

LAST NAME

EMAIL

ADDRESS

CITY

STATE

ZIP

ANNUAL INCOME $

NET WORTH $

ARE YOU AN ACCREDITED INVESTOR?

HOW MUCH WOULD YOU LIKE TO INVEST? $

Disclaimer

No money or consideration is being solicited by the information in this or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor's indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

The offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information on Prometheum.info or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the offering statement in which such Preliminary Offering Circular was filed with the SEC by clicking here

Submit Indication of Interest